SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BALDWIN TECHNOLOGY'A

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 2/10/98            5,000             5.0500
          GAMCO INVESTORS, INC.
                                 2/18/98            5,600             5.0000
                                 2/12/98           15,000             5.0000
                                 2/10/98           20,000             5.0000
                                 2/09/98            6,100             5.0000
                                 2/06/98           28,600             5.0000
                                 2/05/98            5,300             5.0000
                                 2/04/98            5,000             5.0200
                                 2/02/98            5,000             5.0575
                                 1/09/98            3,500             5.0018
                                 1/02/98            1,500             5.0667
                                12/18/97            3,600             5.0000
                                 2/11/98           20,000             5.0000
                                 2/09/98            7,000             5.0000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.


          (2) PRICE EXCLUDES COMMISSION.














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